Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Affimed N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity(1)	Common Shares, nominal €0.01 per share	457(r)	$ —	$ —	$ —	—	$ —

Fees to Be Paid	Debt(1)	Debt Securities	457(r)	—	—	—	—	—

Fees to Be Paid	Other(1)	Warrants	457(r)	—	—	—	—	—

Fees to be Paid	Other(1)	Purchase Contracts	457(r)	—	—	—	—	—

Fees to Be Paid	Other(1)	Units	457(r)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf(1)		457(o)	—	—	$150,000,000	0.0000927	$13,905

Fees to Be Paid	Equity(1)(4)	Common Shares, nominal €0.01 per share, offered pursuant to the sale agreement	457(o)	—	—	$100,000,000	0.0000927	$9,270

Fees to Be Paid	Total Registration Fee:					$250,000,000		$23,175

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares, nominal €0.01 per share, offered pursuant to the sale agreement	457(b)	$100,000,000(4)	N/A	$100,000,000			424(b)(5)	333-260946	November 10, 2021	$9,270

	Total Offering Amounts							$23,175

	Total Fees Previously Paid							—

	Total Fee Offsets							$9,095(4)

	Net Fee Due							$14,080

(1)

The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common shares, debt securities, warrants, purchase contracts and/or units that may be offered and sold from time to time in one or more offerings.

(2)

Such indeterminate number or amount of common shares, debt securities, warrants, purchase contracts and/or units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $250,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of common shares and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

(3)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(4)

The registrant previously paid a fee of $9,270 related to $100,000,000 of the registrant’s Common Shares that may be issued and sold under a certain sales agreement with Jefferies LLC pursuant to a prospectus supplement filed by the registrant on November 10, 2021. Of such Common Shares, $98,117,342 remain unsold, and the registration fee in the amount of $9,095 related thereto is applied to the registrant’s total registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	Affimed N.V.	F-3ASR	333-260946	November 10, 2021	November 10, 2021	$9,095	Equity	Common Shares, nominal €0.01 per share, offered pursuant to the sale agreement	N/A	$98,117,342	$9,270

Rule 457(p)

Fee Offset	—	—	—	—		—	—	—	—	—

Claims	—	—	—		—						—